UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004 (August 6, 2004)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

000-29815

(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado 80020
(Address of principal executive offices and Zip Code)

(303) 426-6262
Registrant’s telephone number, including area code

Item 5.           Other Events and Required FD Disclosure.

Dr. Pablo J. Cagnoni resigned as Vice President, Clinical Development, of Allos Therapeutics, Inc., effective August 6, 2004 to pursue other interests.  Dr. Michael E. Saunders, Senior Medical Director, will assume Dr. Cagnoni’s responsibilities.  The Company has entered into a one-year consulting agreement with Dr. Cagnoni, whereby Dr. Cagnoni will continue to advise and consult with the Company on clinical development and regulatory activities related to its product candidates.

Dr. Saunders, an 18-year industry veteran, has held key management positions with several leading pharmaceutical companies, including Baxter Hemoglobin Therapeutics, Baxter BioScience, SOMATOGEN, SEARLE, and Rhone-Poulenc Rorer.  Dr. Saunders has been responsible for New Drug Applications leading to marketing approval for several therapeutic agents. Dr. Saunders received his M.D. from the University of Kansas School of Medicine, where he also completed his residency in Internal Medicine followed by seven years of clinical practice experience.  Dr. Saunders is board certified in Internal Medicine and was recently certified in US Regulatory Affairs.

The Company is currently evaluating whether or not a permanent replacement for Dr. Cagnoni will be hired.  The Company expects no material delays in its ongoing clinical development programs, including its ongoing Phase 3 clinical trial of EFAPROXYN™ for the treatment of brain metastases originating from breast cancer, as a result of Dr. Cagnoni’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 10, 2004

ALLOS THERAPEUTICS, INC.

By:	/s/ Michael E. Hart
Michael E. Hart
Its:	President and Chief Executive Officer